Exhibit 10.36

AMENDED AND RESTATED PROMISSORY NOTE

$3,661,293.00	As of September 25, 2006
Boston, Massachusetts

WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Vinny T’s Acquisition Corporation (the “Maker”), Bertucci’s Corporation (the “Parent”), BUCA, Inc. (the “Holder”) and BUCA Restaurants 3, Inc. (the “Company”) dated as of September 25, 2006, as the same may be amended from time to time (the “Stock Purchase Agreement”), on September 25, 2006, the Maker issued a Promissory Note to the Holder in the face principal amount of $3,800,000.00 (the “Original Promissory Note”);

WHEREAS, in January 2007 and pursuant to the procedures set forth in Section 2.1 of the Stock Purchase Agreement, the Maker and the Holder have agreed that the Original Promissory Note should be amended and restated to reflect that: (1) the original principal amount of the Original Promissory Note should be reduced by $138,707 so that the total principal amount as of September 25, 2006 was $3,661,293 (the “New Principal Amount”); and (2) all interest accrued under the Original Promissory Note and accruing under this Amended and Restated Promissory Note should be calculated as of September 25, 2006 based on the New Principal Amount; and

WHEREAS, pursuant to Section 3 and 6(b) of the Original Promissory Note and Section 2.2 of the Stock Purchase Agreement, the Maker and the Holder are agreeing to amend and restate the Original Promissory Note as set forth herein.

NOW THEREFORE, FOR VALUE RECEIVED, the Maker hereby unconditionally promises to pay to the Holder the principal amount of THREE MILLION SIX HUNDRED SIXTY ONE THOUSAND TWO HUNDRED NINETY THREE DOLLARS ($3,661,293.00) (the “Principal Amount”), together with accrued and unpaid interest thereon (as provided below).  This Amended and Restated Promissory Note is being issued pursuant to the Stock Purchase Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

1.             Interest Rate.  The Principal Amount outstanding under this Amended and Restated Promissory Note shall accrue interest on each day, from September 25, 2006 until all such Principal Amount shall have been paid in full, at a rate equal to nine percent (9%) per annum; provided, however, that upon an Event of Default (as defined below) interest shall accrue at a rate equal to twelve percent (12%) per annum from the date of the occurrence of the Event of Default until the Event of Default is cured (if it is capable of being cured).  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  Interest shall be paid in accordance with Section 2 below.  For purposes of clarification, the Maker and the Holder understand and agree that: (a) interest shall only accrue on the Principal Amount of $3,661,293.00 beginning on September 25, 2006 and not on the principal amount reflected in the Original Promissory Note of $3,800,000.00; and (b) interest shall have never accrued on the $138,707 by which the principal amount reflected in the Original Promissory Note is being reduced by this Amended and Restated Promissory Note.

In no event shall the amount of interest due or payable under this Amended and Restated Promissory Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of the Principal Amount.  It is the express intent of the parties hereto that the Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

2.         Payment and Maturity Date. All accrued, but unpaid, interest under this Amended and Restated Promissory Note then-outstanding shall be due and payable on September 25, 2007 and July 15, 2008.  The outstanding Principal Amount and all accrued, but unpaid, interest shall be due and payable on the earlier of (the “Maturity Date”): (a) July 15, 2008; (b) the occurrence of an Event of Default; (c) the consummation of a Change of Control (as defined below); (d) the consummation of an IPO (as defined below); or (e) the same time as the 10 ¾% Senior Notes due 2008 issued by Parent are redeemed, repurchased, refinanced or otherwise paid (with regard to principal owed thereunder).  As used herein, the term: (i) “Change of Control” means (x) a consolidation or merger of Parent into or with any other entity or entities (except one in which the holders of capital stock of Parent immediately prior to such consolidation or merger hold at least 50% by voting power of the capital stock of the surviving or resulting entity immediately after such consolidation or merger), (y) the sale of all or substantially all of the assets of Parent, or (z) the sale, exchange or transfer by the stockholders of Parent, in a single transaction or series of related transactions, of capital stock representing more than 50% of the voting power of the capital stock of Parent; and (ii) “IPO” means the first underwritten public offering of Common Stock of Parent for the account of Parent registered under the Securities Act of 1933, as amended.  Once repaid, amounts borrowed hereunder may not be reborrowed.  All amounts due under this Amended and Restated Promissory Note may be prepaid, whether by acceleration or otherwise, in whole or in part, without premium or penalty, at any time.  The Maker shall make all payments in respect of this Amended and Restated Promissory Note by wire transfer of United States funds in accordance with directions the Holder may provide from time to time in writing.

3.           Intentionally Omitted.

4.           Guaranty.             All amounts due and obligations of the Maker under this Amended and Restated Promissory Note have been guaranteed by the Parent pursuant to that certain Guaranty executed and delivered by the Parent to the Holder dated as of September 25, 2006, as the same may be amended and/or restated from time to time (the “Guaranty”).

5.           Events of Default; Remedies.

(a)  Events of Default.  Each of the following events shall constitute an “Event of Default” under this Amended and Restated Promissory Note:

(i)                                 failure of the Maker to comply in any way with the terms, covenants or conditions contained in this Amended and Restated Promissory Note, and such non-compliance is not cured by the Maker within 30 days after receiving written notice from the Holder demanding compliance;

(ii)                              any material representation or warranty made by the Maker or the Parent in: (A) this Amended and Restated Promissory Note, the Stock Purchase Agreement or the Guaranty shall prove to have been untrue or incorrect or misleading in any material respect when made; or (B) any other agreement, document, or instrument executed and delivered in connection therewith or in any certificate or report furnished in connection therewith shall prove to have been untrue or incorrect in any material respect when made, and the effect of such breach is not cured within 30 days after the Maker receives written notice from the Holder of such breach;

(iii)                           the Maker or the Parent shall: (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Maker or the Parent of all or of a substantial part of the Maker’s or the Parent’s assets; (B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due; (C) make a general assignment for the benefit of its creditors; (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect); (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (F) take any corporate action for the purpose of effecting any of the foregoing;

(iv)                            an involuntary petition or complaint shall be filed against the Maker or the Parent seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Maker or the Parent of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within ninety (90) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

(v)                               the Parent terminates or attempts to terminate the Guaranty or makes any written statement repudiating or contesting the validity of the Guaranty.

(b)  Remedies.     Upon the occurrence of an Event of Default, at the option of the Holder, and without demand or notice of any kind (except as otherwise provided in this Amended and Restated Promissory Note), the Holder may: (i) declare this Amended and Restated Promissory Note immediately due and payable without presentment, demand, protest or any other action or obligation of the Holder, whereupon all of the outstanding Principal Amount and all accrued interest and all other obligations due hereunder shall become immediately due and payable (provided that, upon the occurrences of an Event of Default specified in Section 5(a)(iii) or (iv), all of the outstanding Principal Amount and all accrued interest and all other obligations due hereunder shall automatically become due and payable without presentment, demand, protest or other action or obligation of the Holder); and (ii) exercise any and all rights and remedies available to it at law, in equity or otherwise.

(c)  Costs of Collection.   If the Holder incurs any costs, expenses and/or attorneys’ fees to enforce this Amended and Restated Promissory Note against the Maker and the Holder is successful in enforcing this Amended and Restated Promissory Note against the Maker, the Maker shall pay all reasonable costs, expenses and attorneys’ fees incurred by the Holder in the enforcement of this Amended and Restated Promissory Note.

6.           Miscellaneous.

(a)  Waivers.

(i)  Trial by Jury.  THE MAKER AND THE HOLDER EACH ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE MAKER AND THE HOLDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT.  ACCORDINGLY, THE MAKER AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT MAY BE COMMENCED BY OR AGAINST THE MAKER OR THE HOLDER ARISING OUT OF THIS AMENDED AND RESTATED PROMISSORY NOTE.

(ii)  Jurisdiction and Venue.  THE MAKER AND THE HOLDER HEREBY AGREE THAT ANY FEDERAL COURT IN THE STATE OF MINNESOTA OR ANY STATE COURT LOCATED IN HENNEPIN COUNTY IN THE STATE OF MINNESOTA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE MAKER AND THE HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS AMENDED AND RESTATED PROMISSORY NOTE.  THE MAKER AND THE HOLDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  FURTHER, THE MAKER AND THE HOLDER HEREBY WAIVE THE RIGHT TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS AND THE RIGHT TO CHALLENGE THE VENUE OF ANY COURT PROCEEDING.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

(iii) Standard Waivers.  Except as otherwise expressly provided herein, demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by the Maker.  The Holder shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by the Holder.  Any failure on the part of the Holder at any time to require the performance by the Maker of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of the Holder to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of the Holder to insist on the strict compliance with the terms and conditions hereof.

(b)   Amendments.  The Maker and the Holder understand that this Amended and Restated Promissory Note amends and restates the Original Promissory Note in its entirety and that no further modification or waiver of any provision of this Amended and Restated Promissory Note or consent to departure therefrom shall be effective unless in writing and signed by the Maker and the Holder.

(c)           Binding Agreement; Assignment.  The terms and conditions of this Amended and Restated Promissory Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  This Amended and Restated Promissory Note may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that the Holder may, without the consent of the Maker: (i) assign this Amended and Restated Promissory Note to any one of its Affiliates; or (ii) collaterally assign this Amended and Restated Promissory Note to Wells Fargo Foothill, Inc. (“WFF”) in connection with that certain Credit Agreement dated as of November 15, 2004, by and among BUCA, Inc., each of its subsidiaries that are signatories thereto, the Lenders that are signatories thereto, and WFF, as the Arranger and the Administrative Agent, as amended (the “WFF Credit Agreement”), or to any financial institution which refinances the credit facility evidenced by the WFF Credit Agreement (and assign the Amended and Restated Promissory Note to any such lenders or financial institutions or to any third party in connection with the enforcement of remedies in respect of any such collateral assignment).

(d)           Governing Law. This Amended and Restated Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to the conflicts of law principles thereof.

(e)           Titles and Subtitles.  The titles and subtitles used in this Amended and Restated Promissory Note are used for convenience only and are not to be considered in construing or interpreting this Amended and Restated Promissory Note.

(f)            Notices.  Any notice to be given hereunder shall be in writing and shall be sent to the Holder or the Maker, as the case may be, as provided in Section 11.13 of the Stock Purchase Agreement.

(g)           Severability.  It is the desire and intent of the parties that the provisions of this Amended and Restated Promissory Note be enforced to the fullest extent permissible under applicable law and public policy.  Accordingly, in the event that any provision of this Amended and Restated Promissory Note is held to be invalid, prohibited or unenforceable for any reason, such provision shall be ineffective, without invalidating the remaining provisions of this Amended and Restated Promissory Note.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable, it shall be so narrowly drawn, without invalidating the remaining provisions of this Amended and Restated Promissory Note.

(h)           Entire Agreement and Conflicts.  This Amended and Restated Promissory Note, the Stock Purchase Agreement and the Guaranty contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.  In the event of any conflict between the provisions of this Amended and Restated Promissory Note, the Stock Purchase Agreement and the Guaranty, the provisions of this Amended and Restated Promissory Note shall govern.

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IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Promissory Note as of the date last written below.

MAKER:

VINNY T’S ACQUISITION CORPORATION

By:	/s/ David G. Lloyd
David G. Lloyd
President

Dated: March 29, 2007

HOLDER:

BUCA, INC.

By:	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer

Dated: March 29, 2007